EXHIBIT 4.1

JT 1334

S-4

INCORPORATED UNDER THE LAWS OF THE STATE OF

Nevada

NUMBER

SHARES

# VARCA VENTURES, INC.

AUTHORIZED CAPITAL ______ SHARES ______ PAR VALUE

This Certifies That ______________________ is the owner of ______________________ full paid and non-assessable

SHARES OF THE CAPITAL STOCK OF ______________________

transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof the said Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with the Seal of the Corporation,

this ______ day of ______ A.D. ______

Nadeem Lila
SECRETARY

Nadeem Lila
PRESIDENT

SHARES

0 1 2 3 4 5
1 1 1
2 2 2
3 3 3
4 4 4
5 5 5
6 6 6
7 7 7
8 8 8
9 9 9
0 0 0

SPECIMEN

DWIGHT & M. H. JACKSON
205 W. RANDOLPH STREET

DIV. OF

CORPORATION SUPPLY CO.
CHICAGO, ILLINOIS 60606